SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2004

PILGRIM’S PRIDE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 South Texas Street Pittsburg, Texas	75686-0093
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (903) 855-1000

Item 12. Results of Operations and Financial Condition

The information in this form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Attached hereto as Exhibit 99.1 is a press release issued by Pilgrim’s Pride Corporation on April 26, 2004, announcing its results of operations for the second quarter of fiscal 2004. In the press release, the Company also announced a restructuring of its turkey business to significantly reduce its production of commodity turkey meat and strengthen its focus on value-added turkey products. As described in more detail in the press release, the Company expects the charges and other losses from the restructured operations in its remaining six months of fiscal 2004 to be as much as $75 million, or $46 million net of tax. As a result of this restructuring, the Company projects that its turkey division will have an operating loss, including the impacts of the restructuring of up to $75 million referred to above, of as much as $78 to $83 million for the remaining six months of fiscal 2004, and will then be profitable in fiscal 2005. Because of the imprecise nature of the restructuring charges, the Company believes investors may be interested in the our projected results of its turkey division excluding the effects of the restructuring. The Company projects that its turkey division will have an operating loss, excluding the impacts of the restructuring of up to $75 million referred to above, of between $3 to $8 million for the remaining six months of fiscal 2004, and will then be profitable in fiscal 2005.

Exhibit Number	Description
99.1	Press release dated April 26, 2004

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: May 3, 2004	By:	/s/ Richard A. Cogdill
Richard A. Cogdill
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

Exhibit Index

Exhibit Number	Description
99.1	Press release dated April 26, 2004